UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

ARROGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53018 Commission File Number	20-8057585 (I.R.S. Employer Identification Number)

2500 Broadway, Bldg. F, Suite F-125
Santa Monica, CA 90404

 (Address of principal executive offices)

(424) 238-4442

(Issuer’s Telephone Number)

___________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;

ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN

OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN

OFFICERS.

Election of Dr. Randolphe Swenson, Jr.

Effective August 12, 2014, Randolphe P. Swenson, Jr., was elected to serve as a member of the Board of Directors of the Company.  Dr. Swenson shall serve until his successor has been duly elected and qualified.

In consideration of his agreement to serve as a member of the Board of Directors, the Company granted to Dr. Swenson non-qualified options to purchase for five (5) years 50,000 shares of common stock at an exercise price of $1.00 per share, which options are deemed immediately vested.

There is no commitment or understanding with respect to Dr. Swenson’s future service on any standing committees of the Board.

Biographical Information

Dr. Swenson, age 64, has 25+ years of experience in helping companies create real value through innovative strategic and financial approaches.  He possesses a combination of strong leadership, decision-making, team building, and financial management and has consistently generated profitable growth for numerous companies; start-ups to Fortune 100 organizations.  Dr. Swenson has deep domain expertise in Life Sciences industry.  He received his MBA, Finance from Carnegie-Mellon University; a Ph.D, Physiology and Pharmacology from Duke University; and, a BA, Environmental Studies from Princeton University.

Swenson Consultation and Securities Compensation  Agreement

The Company ratified, executed and delivered a Consultation and Securities Compensation Agreement between the Company, on the one hand and Dr. Randolphe P. Swenson, Jr., pursuant to which Dr. Swenson was engaged to serve as a consultant to the Company for a term of six (6) months, to oversee and supervise an executive search to recruit a new CEO under the direction and supervision of the Board of Directors.

Pursuant to the Consultation and Securities Compensation Agreement and in consideration of his services as a consultant to conduct a CEO recruitment search, the Company (i) granted to Dr. Swenson non-qualified stock options exercisable for five (5) years to purchase an aggregate of 25,000 shares of common stock at an exercise price of $1.00, and (ii) conditioned on the Company successfully engaging a new CEO on terms acceptable to the Board of Directors during the term of Mr. Swenson’s consultancy, in its sole discretion, agreed to grant to Mr. Swenson additional non-qualified stock options exercisable for five (5) years to purchase an additional 35,000 shares of common stock at an exercise price of $1.00 per share.  All of such options will be fully vested and exercisable upon grant.

Adoption of Director Compensation Plan

The Board of Directors of the Company adopted and approved a Director Compensation Plan under the Company’s 2012 Equity Incentive Plan , which will be effective only subsequent to and conditioned upon the Company’s successful completion of an underwritten public offering of its securities.  In accordance with the Director Compensation Plan, in consideration of his or her continuing services as a Director, the Company has agreed to compensate non-employee Directors as follows:

(i) for attendance at meetings of the Board of Directors, $500 per meeting for meetings attended telephonically and $1,000 per meeting for meetings attended in person,

(ii) reimbursement for out of pocket expenses incurred in connection with Board meeting attendance, and

(iii) on January 1st each year beginning effective January 1, 2015, grant to each non-employee Director non-qualified stock options exercisable for five (5) years to purchase an aggregate of 100,000 shares of common stock at an exercise price equal to the Market Price of the Company’s common stock on the date of grant, of which options to purchase 50,000 shares will be vested and exercisable six (6) months following the date of grant and options to purchase 50,000 shares will be vested and exercisable 18 months following the date of grant, subject to such Director continuing to serve as a Director on each vesting date.  For the purposes hereof, Market Price shall mean the 20 trading day average closing price of the Company’s common stock on the over-the-counter market immediately prior to the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrogene, Inc.

Dated: August 29, 2014		/s/ Jeff Sperber
	By:	Jeff Sperber
	Its:	Chief Financial Officer